E.ON AG E.ON UK Holding GmbH See C E.ON US Holding GmbH E.ON Energie AG (FUCO) E.ON UK Ltd. Powergen Ltd Powergen Group Holdings Ltd. (FUCO) Powergen UK plc Powergen US Holdings Ltd. Powergen US Investments Powergen Luxembourg sarl Powergen Luxembourg Holdings sarl E.ON Energie Subsidiaries See B A Powergen UK Subsidiaries EXHIBIT G CORPORATE CHART OF E.ON AG as of December 31, 2003 Powergen Group Investments Ltd. Powergen US Securities Ltd E.ON Nordic Holding GmbH E. ON UK Finance PLC Ergon Insurance Ltd. Fidelia Corp. Ergon US Investments Powergen US Funding LLC

E. ON US Investments Corp. LG&E Energy LLC LG&E Capital Corp. Louisville Gas and Electric Company Kentucky Utilities Company LG&E Energy Services Inc. B Page A Electric Energy Inc. See L LG&E Receivables LLC KU Receivables LLC E. ON North America, Inc. E. ON North America, Inc. Subsidiaries Other LG&E Energy Subsidiaries

E.ON AG Pages A-B E.ON RAG Beteiligungs- gesellschaft mbH Viterra AG See D C Viterra Subsidiaries Ruhrgas Holding GmbH (FUCO) Gelsenberg GmbH & Co. KG E.ON Viterra- Beteiligungsgesellschaft mbH VR Telecommunications Holding GmbH i.L. RAG Aktiengesellschaft Ruhrgas AG

E.ON AG Pages A-C AV Packaging GmbH CCA Holding, Inc. E.ON Energie 2 Beteiligungsgesellschaft mbH D CC Metals & Alloys, Inc. See E

E.ON AG Pages A-D E.ON International Finance B.V. E.ON Montan GmbH E.ON Risk Consulting GmbH E See F E.ON Risk Consulting GmbH Subsidiaries

F


E.ON AG
See G
Pages A-E
E.ON Venture Partners GmbH
E.ON Vermogensanlage GmbH
FITAS Verwaltung GmbH & Co. Vermietungs - KG
Degussa AG
Degussa Subsidiaries

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G


E.ON AG
See H
Pages A-F
Gesellschaft fur Energiebeteiligung mbH i.L.
Gewerkschaft Morgengluck GmbH
E.ON Finance GmbH
E.ON Academy GmbH
Hibernia Industriewerte GmbH & Co., KG, Humboldt-Verwaltungsgebaude Mulheim
ILSE Feldesbesitz GmbH

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H


E.ON AG
See I
Pages AG
Induboden GmbH
Aviga GmbH
Induboden GmbH & Co. Industriewerte
Indupark Grundstucksverwertung GmbH
Initiativkreis Ruhrgebiet Verwaltungs GmbH
Nordel Holding Gesellschaft mbH
Hibernia Industriewerte GmbH & Co. oHG
ERKA Vermogensverwaltungsgesellschaft mbH
Induboden GmbH & Co. Grundstucksgesellschaft
EBV Verwaltungs GmbH
Other Aviga Subsidiaries

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E.ON AG Pages A-H Partner fur Berlin - Gesellschaft fur Haupstadt Marketing mbH I RHI AG See J

E.ON AG Pages A-I VEBA Electronics GmbH VEBA FUNDING INC. VEBA Telecom Management GmbH J Gelsenberg Verwaltungs GmbH See K VEBA Electronics GmbH Subsidiaries VEBA Telecom Management Subsidiaries

E.ON AG Pages A-J VIAG Telecom AG VIAG Telecom Beteiligungs GmbH K VIAG Telecom Subsidiaries

LG&E Capital Corp. L Other LG&E Capital Corp. Subsidiaries LG&E International Inc. WKE Corp. LG&E Power Inc. Western Kentucky Energy Corp. (EWG) LG&E Power Operations Inc. Windpower Partners 1994, L.P. (EWG) See M See B Other WKE Corp. Subsidiaries WKE Facilities Corp. Other LG&E Power Inc. Subsidiaries Westmoreland - LG&E Partners (ROVA) (EWG) Intermediate Companies

LG&E Power Spain Inc. Distribuidora de Gas del Centro S.A. (FUCO) Distribuidora de Gas Cuyana S.A. (FUCO) LG&E Power Argentina III LLC M LG&E International Inc. Invergas S.A. Gas Natural SDG Argentina S.A. Gas Natural BAN S.A. (FUCO) Inversora de Gas del Centro S.A. Inversora de Gas Cuyana S.A. See L K.W. Tarifa, S.A (FUCO) Other LG&E Power Argentina III LLC Subsidiaries (FUCO) Other LG&E International Subsidiaries